Exhibit 99.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

DATED AS OF NOVEMBER 7, 2004

by and between

MEDAREX, INC.

and

BRISTOL-MYERS SQUIBB COMPANY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made as of November 7, 2004, by and between Medarex, Inc., a corporation organized and existing under the Laws of the State of New Jersey (the “Company”), and Bristol-Myers Squibb Company, a corporation organized and existing under the laws of the State of Delaware (the “Purchaser”).

WHEREAS, the Company and the Purchaser have entered into a Collaboration and Co-Promotion Agreement, dated of even date herewith (the “Collaboration and Co-Promotion Agreement”);

WHEREAS, in connection with the Collaboration and Co-Promotion Agreement, the Purchaser has agreed, among other things, to make an equity investment in the Company in accordance with the terms and conditions of this Agreement;

WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); and

WHEREAS, the Purchaser wishes to purchase such shares on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and the Purchaser hereby agree as follows:

ARTICLE I

ISSUANCE AND SALE OF THE SHARES

1.1          Issuance and Sale and Delivery of the Shares; Purchase Price; Adjustments.

Subject to the terms and conditions hereof, at the Closing (as defined below) the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company 2,879,223 shares of the Company’s Common Stock (the “Common Stock”), adjusted as provided below, and such other securities or assets as are to be purchased by the Purchaser as provided below (collectively, the “Shares”) for an aggregate purchase price of Twenty-Five Million United States Dollars ($25,000,000) (the “Purchase Price”) based on a purchase price per Share of $8.6829, which is equal to One Hundred Fifteen Percent (115.0)% of the average of the closing sale prices of the Common Stock on the NASDAQ National Market on the thirty (30) consecutive trading days ending five (5) Business Days prior to the date of this Agreement (the “Per Share Purchase Price”).  Such number of Shares has been computed by dividing Twenty-Five Million United States Dollars ($25,000,000) by the Per Share Purchase Price.

Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time from the date of this Agreement to the Closing effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock included in the Shares shall be proportionately increased.  If the Company shall at any time or from time to time after the date of this Agreement combine the outstanding shares of Common Stock, the number of shares of Common Stock included in the Shares shall be proportionately decreased.

Adjustments for Certain Dividends and Distributions.  In the event the Company at any time or from time to time from the date of this Agreement to the Closing shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event the Shares shall include, in addition to the number of shares of Common Stock to be purchased by the Purchaser as provided for in the first paragraph of this Section 1.1, the kind and amount of securities of the Company, cash or other property which the Purchaser would have been entitled to receive had it owned the Shares on the date of such event, giving application to all adjustments called for during such period under this Section 1.1.

Adjustment for Merger or Reorganization, Etc.  If there shall occur at any time from the date of this Agreement to the Closing any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (or the fixing of any record date therefor), then, following any such reorganization, recapitalization, consolidation or merger, the Shares shall include, in addition to the number of shares of Common Stock to be purchased by the Purchaser as provided for in the first paragraph of this Section 1.1, the kind and amount of securities, cash or other property which the Purchaser would have been entitled to receive had it owned the Shares on the date of such event (or the record date, if any, therefore), giving application to all adjustments called for during such period under this Section 1.1.

1.2          The Closing of the Sale of the Shares.

The closing (the “Closing”) shall take place at the offices of the Company (or such other place as the parties may agree), on the same date (the “Closing Date”) as the payment is made by Purchaser to the Company pursuant to Section 6.1 of the Collaboration and Co-Promotion Agreement or at such other time as may be mutually agreed upon between the Purchaser and the Company.  At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase from the Company, the Shares free and clear of any Liens, claims, charges and encumbrances whatsoever, with no restrictions on the voting rights or the transfer thereof (in each case other than pursuant to the terms of this Agreement) and with other incidents of record and beneficial ownership pertaining thereto, against payment of the Purchase Price therefor by wire transfer to the account specified in Section 2.1(a) below.

ARTICLE II

THE CLOSING

2.1          Deliveries at the Closing.

(a)           At the Closing, the Purchaser shall deliver the Purchase Price to the Company by wire transfer in immediately available funds to the following account:

Chase Manhattan Bank, New York

ABA # 021000021

Fao: Merrill Lynch Pierce Fenner & Smith.

Acct. # 9304019012

For further credit to Medarex II , acct. # 51U-33875

(b)           At the Closing, the Company will deliver to the Purchaser a certificate or certificates, registered in the Purchaser’s name, representing Shares (and, if the shares include any property other than Common Stock, appropriate instruments of title or transfer in form and substance satisfactory to Purchaser) against payment of the Purchase Price therefor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser that, except as set forth in the corresponding section of a Schedule of Exceptions attached hereto as Exhibit A, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following are true:

3.1          Organization, Good Standing and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.  GenPharm International, Inc., the Company’s wholly-owned subsidiary (“GenPharm”) is the only subsidiary that is material to the Company.  GenPharm and each of the Company’s other subsidiaries (the “Other Subsidiaries”), are duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, except, with respect to the Other Subsidiaries, where, either individually or in the aggregate, the failure to be in good standing would not have a Material Adverse Effect.  The Company and its subsidiaries have all requisite corporate power and authority and hold all licenses, permits, and other required authorizations from government authorities necessary to conduct their business as now conducted, and to own and operate their properties and assets, and are duly qualified to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses except where the failure to so qualify would not have a Material Adverse Effect.

3.2          Authorized Capitalization, Outstanding Shares.

The authorized capitalization of the Company consists of 200,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock par value $1.00 per share.  As of November 7, 2004, the Company has:  (i) 85,718,949 shares of Common Stock issued, of which 85,451,840 are outstanding (plus any shares issued pursuant to the exercise of employee stock options since October 29, 2004); (ii) 16,687,701 shares of Common Stock reserved for issuance pursuant to employee stock options, incentive, stock purchase and other employee benefit plans (excluding any shares issued pursuant to the exercise of employee stock options since October 29, 2004); (iii) 21,875,353 shares of Common Stock reserved for issuance upon the conversion of $146,986,000 aggregate principal amount of the Company’s 4.25% Convertible Senior Notes due 2010; and (iv) 10,936,935 shares of Common Stock reserved for issuance upon the conversion of $150,000,000 aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2011. No shares of Preferred Stock have been issued.  Except as set forth above, as of the date hereof, there are no outstanding options, warrants or other rights calling for the issuance of, nor is there any commitment, plan or arrangement to issue, any shares of capital stock of the Company nor does any person have the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them any shares of capital stock of the Company.

All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights and were issued and sold in compliance with all applicable federal and state securities laws.

3.3          Authorization; Enforceability.

All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares sold hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and this Agreement constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms and conditions, except as enforceability thereof may be limited by and applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity.

3.4          Disclosure.

The Company has fully provided the Purchaser with all of the information which the Purchaser has requested with respect to Purchaser’s decision as to whether to purchase the Shares.  The Company has provided to the Purchaser and Purchaser’s counsel copies of all SEC Documents (as defined below) filed within five (5) days of the date of this Agreement, a complete list of which is set forth on Exhibit A-1.  All other SEC Documents have been made available to the Purchaser via EDGAR.  This Agreement, the exhibits and schedules hereto, and the SEC Documents as of their respective dates, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein not misleading.  To the Company’s knowledge, there are no facts regarding the Company which (individually or in the aggregate) could have a Material Adverse Effect that have not been set forth in the SEC Documents.

3.5          Compliance With Other Instruments.

Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement or condition contained in any bond or debenture or any other evidence of indebtedness or any indenture or loan agreement to the Company or any of its subsidiaries or any other mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or any order, judgment or decree to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties or Assets is bound or encumbered which, with respect to each of the foregoing, could have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents.  Neither the sale of the Shares, nor the execution and delivery hereof, nor the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated, will, with or without the giving of notice or the passage of time, or both, (i) conflict with or constitute a breach of, default under or violation of the Organizational Documents of the Company or any of its subsidiaries, or any of the material agreements, instruments, orders, judgments or decrees described in the first sentence of this Section 3.5, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any substantial portion of the property or Assets of the Company, or any of its subsidiaries, except, with respect to the foregoing clause (ii), for such liens, charges or encumbrances as could not reasonably be expected to have a Material Adverse Effect, or (iii) result in the violation of any Law, which violation could reasonably be expected to have a Material Adverse Effect.  The execution, delivery and performance of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any Consent, approval, authorization, or permit of, or filing with or notification to, any Person.

3.6          Finders.

The Company has not retained any investment banker, broker or finder in connection with the purchase of the Shares who or which has acted on behalf, or under the authority of, the Company or any of its stockholders, who or which will be entitled to any fee or commission directly or indirectly from Purchaser or the Company or any of their stockholders, in connection with any of the transactions contemplated hereby.  The Company will indemnify and hold the Purchaser harmless against any liability, settlement or expense arising out of, or in connection with, any claim from any investment banker, broker or finder in connection with this Agreement.

3.7          Taxes.

The Company and its subsidiaries have filed all required federal, California and New Jersey tax returns and reports and, to the best of the Company’s knowledge, all other state and foreign tax returns and reports required to be filed, and have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, interest, penalties and assessments due and payable in respect to the periods for which returns are due, and have established an adequate accrual or reserve for the payment of all income, franchise, property, sales, use, employment or other taxes or assessments payable in respect of the periods subsequent to each such period for which returns are due that are required to be so accrued or reserved (except in either case in an amount that is not material), and to the best of the Company’s knowledge, the Company and its subsidiaries have no material liability for taxes in excess of the amount so paid or accruals or reserves so established.  The Company, GenPharm and the Other Subsidiaries are not delinquent in the payment of any tax, assessment or governmental charge and are not delinquent in the filing of any tax returns, and no deficiencies for any tax, assessment or governmental charge have been threatened, claimed, proposed or assessed except, in the case of the Other Subsidiaries, where such delinquency or deficiency would not, individually or in the aggregate, result in a Material Adverse Effect.

3.8          Litigation.

There is not now pending, or to the knowledge of the Company, threatened, any litigation, action, suit, claim, investigation or proceeding to which the Company or any of its subsidiaries is or will be a party or otherwise affecting the Company or any of its properties, assets or benefit plans or any fiduciary of any such plan before or by any court or governmental agency or body, board or panel which, individually or in the aggregate, if adversely determined, would result in any Material Adverse Effect.  Without limiting the foregoing, to the Company’s knowledge, there are no actions pending or threatened (nor is there any basis therefor known to the legal department or senior management of the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.  The Company has no collective bargaining agreements with any of its employees.  There is no labor union organizing activity pending, or, to the Company’s knowledge, threatened with respect to the Company.  No labor disturbance by the employees of the Company exists or is imminent which might be expected to have a Material Adverse Effect.

3.9          Compliance With Law.

The Company and its subsidiaries have complied in all material respects with all applicable laws, judgments, Orders, rules, statutes and regulations of the United States and of all states, municipalities and agencies and of all foreign countries in respect of the conduct of their business and have obtained all governmental authorizations necessary for the conduct of their business as presently conducted or the ownership of their property except where the failure to obtain such authorizations, individually or in the aggregate, would not have a Material Adverse Effect.

3.10        Subsidiaries, Joint Ventures, Etc.

Except as set forth in the SEC Documents (as defined below), the Company does not have any material investment or other ownership interest in any other corporation, joint venture, general partnership, limited partnership or other business entity.

3.11        SEC Documents, Financial Statements.

The Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2001 (collectively, the “SEC

Documents”).  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading in light of the circumstances under which they were made, except to the extent corrected by a subsequently filed SEC Document.  The financial statements included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the results of operations, stockholders’ equity and cash flows of the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).  Since the end of the applicable reporting period covered by the most recent report on Form 10-Q filed by the Company, there has been no material event with regard to the business or financial condition of the Company except as indicated in subsequently filed SEC Documents or on the Schedule of Exceptions attached hereto as Exhibit A.

3.12        Valid Issuance.

The Shares purchased hereunder, when issued, sold, paid for and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will not be subject to any preemptive rights, rights of first refusal or other similar rights and will be free and clear of all liens, charges and encumbrances, adverse claims and options of any nature other than any such lien, charge, encumbrance or adverse claim arising by, through or under Purchaser, and will be issued in compliance with applicable federal and state securities laws.

3.13        No Restrictions.

No Order restricts, prevents or prohibits the consummation of the Closing.

3.14        Environmental and Safety Laws.

None of the Company or any of its subsidiaries is, to its knowledge, (a) in violation of any statute, or any rule, regulation, decision or order of any Governmental Entity or arbitrator relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (“Environmental Laws”), (b) liable for any disposal or contamination pursuant to any Environmental Laws, or (c) subject to any claim relating to any Environmental Laws, in any such case (i.e., (a), (b) or (c)) the effect of which would result in a Material Adverse Effect.  As used herein, “hazardous or toxic substances” include (i) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined by the Resource Conservation and Recovery

Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

3.15        Patents and Trademarks.

The Company and its subsidiaries own, possess or have in-licensed or believe that they can acquire on reasonable terms adequate licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary in any material respect to conduct their business in the manner described in the SEC Documents (collectively, the “Company Intellectual Property”); and except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received any notice of infringement of asserted rights of others with respect to the Company Intellectual Property, which could reasonably be expected to result in any Material Adverse Effect.

3.16        Investment Company.

The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and will not, as a result of the transactions contemplated hereby, become an “investment company.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company that the following are true:

4.1          Experience; Accredited Investor Status.

The Purchaser acknowledges that the Shares have not been registered under the Securities Act and any rules or regulations promulgated thereunder or any securities laws and regulations of any state of the United States or other domestic or foreign jurisdiction (collectively, the “Securities Laws”); they are being offered and sold pursuant to an exemption from registration under the Securities Act based in part upon the Purchaser’s representations and warranties contained in this Agreement, including, without limitation, the following:  (i) Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of an investment in the Company; (ii) Purchaser acknowledges that it must bear the economic risk of this investment indefinitely unless the Shares are registered under the Securities Act or an exemption from registration is available; (iii) Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (iv) Purchaser has had access to such information concerning the Company as it has considered necessary in connection with its investment decision to acquire the Shares.  The Purchaser acknowledges that it has had an opportunity to discuss with, ask questions of and receive answers from representatives of the Company regarding the Company’s business, management and financial affairs and the terms and conditions of its investment in the Company and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of the information furnished in accordance herewith to the extent Purchaser has deemed necessary to enable it to make an informed investment decision to acquire the Shares.  The Purchaser further acknowledges that: (w) Purchaser has received, via EDGAR, the SEC Documents filed at least five days prior to the date hereof and, in addition, any subsequently filed SEC Documents that are listed on Exhibit A-1, and has reviewed and considered such SEC Documents and the information (including all financial information) relating to the Company contained therein; and (x) it has made its own investigation of the Company, the Company’s business, management and financial affairs, and the terms and conditions of Purchaser’s investment in the Company. The Purchaser has consulted its own investment and/or legal and/or tax advisors to the extent it has deemed such consultation necessary or advisable.

4.2          Purchase Entirely for Own Account.

The Shares to be received by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  By executing this Agreement, the Purchaser further represents and warrants that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

4.3          Restricted Securities.

(a)           The Purchaser understands that the Shares are characterized as “restricted securities” under the Securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Purchaser is familiar with Rule 144, as presently enacted under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.  The Purchaser understands that the Shares will be subject to certain limited rights of resale (after the expiration of the appropriate holding period) pursuant to the terms of Rule 144, provided all of the terms and conditions of such Rule have been met.  The Company shall use reasonable efforts to ensure the continued availability of such Rule. The Purchaser is aware that the certificates representing the Shares will bear the legend specified in Section 4.7 below. The Purchaser consents to the issuance of stop transfer instructions to the Company’s transfer agent in order to maintain compliance with those restrictions.

(b)           The Purchaser understands and acknowledges that the Shares have not been registered for sale under the Securities Act or under certain state securities laws, in reliance upon exemptions therefrom for nonpublic offerings.  The Purchaser understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and under certain state securities laws or an exemption or exemptions from such registration are available.  The Purchaser further understands that the Company is under no obligation to register the Shares on its behalf or, except as set forth in Section 4.3(a), to assist it in complying with any exemption from registration.

4.4          Restrictions on Transferability.

With the exception of transfers to an “Affiliate” (as such term is defined in Rule 144 of the Securities Act) of the Purchaser, none of the Shares shall be offered for sale or sold, pledged or otherwise transferred unless:

(a)           a registration statement with respect thereto has become effective under the Securities Act; or

(b)           there is presented to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such registration is not necessary; or

(c)           there is presented to the Company a letter from the staff of the SEC to the effect that the staff will not recommend the SEC take any action in respect of such offer or transfer (provided that the Company reasonably agrees with the facts stated in such letter insofar as they pertain to it); or

(d)           there is presented to the Company written evidence, reasonably satisfactory to the Company, that the sale, pledge or transfer complies with the provisions of Rule 144, as amended, or the Shares are eligible for sale under Rule 144(k).

In addition to the restrictions on transferability set forth above, the Purchaser acknowledges that the transferability of the Shares is also subject to the restrictions set forth in Article V of this Agreement.

4.5          Restrictive Legend.

Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock divided, recapitalization, merger, consolidation or similar event, shall be endorsed with the legend referred to in Section 4.7 below.

4.6          Removal of Legend.

The legend relating to the Securities Act, endorsed on the certificates evidencing the Shares shall be removed and the Company shall issue a certificate or instrument without such legend to the holder of such security once the security has been registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which is reasonably acceptable to the Company) of such holder to the effect that such legend is no longer required under the Securities Act or such holder has complied with the conditions for a permissible sale or transfer under Rule 144, or the Shares are eligible for sale under Rule 144(k).

4.7          Legend.

It is understood that the certificates evidencing the Shares will bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and may not be sold, offered for sale, pledged or hypothecated unless and until registered under the Act and any applicable state securities laws or unless, in the opinion of counsel, reasonably satisfactory to the Issuer, such sale, offer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Act and such laws.”

4.8          Brokers or Finders.

The Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Shares who or which has acted on behalf, or under the authority of, the Purchaser or any of its stockholders, who or which will be entitled to any fee or commission directly or indirectly from the Purchaser or the Company or any of their stockholders, in connection with any of the transactions contemplated hereby.  The Purchaser will indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any claim from any investment banker, broker or finder engaged by it in connection with this Agreement.

4.9          Organization; Good Standing; Qualification and Power.

The Purchaser is duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the purchase of the Shares and the transactions contemplated hereby.

4.10        Authorization.

The Purchaser has the full legal right, power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions and to perform its obligations under this Agreement.  This Agreement has been duly authorized by all necessary action on the part of the Purchaser, and has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except as enforceability thereof may be limited by and applicable bankruptcy, reorganization, insolvency or other Laws affecting creditors’ rights generally or by general principles of equity.

4.11        No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person is required by the Purchaser for the valid authorization, execution and delivery by the Purchaser of this Agreement or for the purchase of the Shares hereunder, other than those consents, approvals, authorizations, declarations or filings that have been obtained or will be obtained prior to the Closing.

4.12        Non-Contravention.

The execution, delivery and performance by the Purchaser of this Agreement, the purchase of the Shares and the compliance by Purchaser with the terms of this Agreement will not (a) violate any Law to which Purchaser or any of its Assets is subject, (b) violate any provision of the Organizational Documents of the Purchaser, or (c) conflict with, result in a breach of, constitute a default under, create in any party the right to terminate, modify or cancel, or require any notice under any contract to which the Purchaser is a party or by which any of its Assets is bound, that would impair the ability of the Purchaser to consummate the purchase of the Shares or to comply with the terms of this Agreement.

4.13        No Restrictions.

No Order to which the Purchaser is subject restricts, prevents or prohibits the consummation of the Closing.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1          Affirmative and Negative Covenants of the Company and the Purchaser.

(a)           Lock-Up.  The Purchaser hereby agrees that for a period of twenty-four (24) months following the date of this Agreement (the “Lock-up Period”), neither the Purchaser nor any of its subsidiaries or Affiliates will (i) issue, offer, pledge, sell, contract to sell, or issue, offer, sell or contract to sell any option, right or warrant to purchase or acquire or otherwise transfer or dispose of, directly or indirectly, any of the Shares, or any other securities of the Company now owned by the Purchaser (collectively, the “Securities”) (or any receipt, certificate or other right, title or interest in respect of or representing Securities or an interest therein), or any security, instrument or other right or interest convertible into or exercisable or exchangeable for or which confers a right or entitlement to purchase or acquire Securities (or any receipt, certificate or other right, title or interest in respect of or representing Securities or an interest therein), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Securities (or any receipt, certificate or other right, title or interest in respect of or representing Securities or an interest therein) or any security, instrument or other right convertible into or exercisable or exchangeable for or which confers a right or entitlement to purchase or acquire Securities (or any receipt, certificate or other right, title or interest in respect of or representing Securities or an interest therein), whether any such transaction described in clause (i) above is to be settled by delivery of any Securities (or any receipt, certificate or other right, title or interest in respect of or representing any Securities or an interest therein) or such other securities, in cash or otherwise, without the prior written consent of the Company.  Notwithstanding the foregoing, the restrictions set forth in this Section 5.1(a) shall be suspended to permit Purchaser to sell Securities in connection with any Acquisition Transaction (as defined below), and, upon the consummation of any such Acquisition Transaction, such restrictions as to the Securities (whether or not sold in the Acquisition Transaction) shall terminate altogether.

(b)           Application of Restrictions.  It is expressly agreed that the restrictions set forth in Section 5.1(a) above shall apply to all Securities beneficially owned by the Purchaser and its subsidiaries and Affiliates.  In addition, the foregoing restrictions are expressly agreed to preclude the Purchaser and its subsidiaries and Affiliates during the Lock-up Period from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Securities, even if such Securities would be disposed of by someone other than the Purchaser and its subsidiaries and Affiliates.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.  Notwithstanding the foregoing, the restrictions set forth in Section 5.1(a) above shall not apply to a transfer of the Securities to a wholly owned subsidiary of the Purchaser (the “Permitted Transferee”), provided that any such Permitted Transferee agrees in writing to be subject to such restrictions, and provided, further, that should any such Permitted Transferee, at any time, cease to be a wholly owned subsidiary of the Purchaser, the Purchaser shall be obligated to require such Permitted Transferee to transfer the Securities back to the Purchaser.

5.2          Voting Agreements.

During the Standstill Period (as defined below), the Purchaser agrees that the Shares and all other shares of Voting Securities (as defined below) now beneficially owned by the Purchaser and its Affiliates shall be voted, on all matters, in the same proportion as the votes cast (whether for, against or abstaining) by all stockholders of the Company (other than Purchaser); provided, however, the Purchaser and its Affiliates shall not be required to cast their votes in such manner if it shall be determined that voting in such manner would constitute oppression or unfair prejudice of its minority shareholder interest in the Company.  Notwithstanding the foregoing, the restrictions set forth in this Section 5.2 shall not apply to voting of the Shares and such other Voting Securities in connection with an Acquisition Transaction (as defined below), and this Section 5.2 shall terminate upon the consummation of any Acquisition Transaction.

5.3          Standstill Arrangements.

The Purchaser agrees that for a period of four (4) years after the Closing Date (the “Standstill Period”), without the prior written consent of the Company, the Purchaser shall not, nor shall it permit any of its Affiliates to, nor shall the Purchaser agree, or advise, assist, encourage, provide information or provide financing to other Persons, or permit any of its Affiliates to agree, or to advise, assist, encourage, provide information or provide financing to other Persons, to, individually or collectively, directly or indirectly:

(a)           acquire or offer to acquire or agree to acquire from any Person, directly or indirectly, by purchase or merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, beneficial ownership of any Securities of the Company (other than Securities of the Company beneficially owned by the Purchaser and its Affiliates upon completion of the transactions contemplated by this Agreement), or direct or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or options with any Person that so acquires, offers to acquire or agrees to acquire); provided, however, that no such acquisition, offer to acquire or agreement to acquire shall be deemed to occur solely due to (i) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally or (ii) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock or (iii) the merger with or the purchase or acquisition of control of any Person that owns Securities of the Company if such Securities constitute less than 20% of the fair market value of the total assets of such Person; or

(b)           seek representation on the Board or the removal of any members of the Board or a change in the composition or size of the Board;

(c)           make any statement or proposal, whether written or oral, to the Board or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or any other transaction which could result in a Change of Control of the Company, solicit or encourage any other Person to make any such statement or proposal, or take any action which might require the Company to make a public announcement regarding the possibility of any transaction referred to in this Section 5.3(c) or similar transaction, or advise, assist or encourage any other Persons in connection with the foregoing;

(d)           make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 under the Exchange Act) to vote any Voting Securities, seek to advise, encourage or influence any person or entity with respect to the voting of any Voting Securities, initiate or propose any shareholder proposal, or induce or attempt to induce any other person to initiate any shareholder proposal, or execute any written consent with respect to the Company;

(e)           deposit any Voting Securities into a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities other than this Agreement;

(f)            form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a group which the Purchaser is a member of as of the date of this Agreement;

(g)           otherwise act, alone or in concert with other Persons, to seek to exercise any control or influence over the management, Board or policies of the Company;

(h)           make a public request to the Company (or its directors, officers, shareholders, employees or agents) to take any action in respect of the foregoing matters; or

(i)            publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

This Section 5.3 shall be suspended solely to permit Purchaser and its Affiliates (collectively the “Acquiring Party”) (i) to take any of the actions described above to the extent the Company specifically invites the Acquiring Party, in writing, to take such actions or (ii) to compete in an Acquisition Transaction (as defined below) with respect to the Company if such Acquisition Transaction shall have been publicly proposed by the Company or by a Person unaffiliated with the Acquiring Party and accepted or approved by the Company, or if rejected or not approved by the Company, pursued on a unilateral basis pursuant to a tender or exchange offer and/or a proxy solicitation, or if the Company shall have entered into an agreement in principle or definitive agreement providing for such Acquisition Transaction.  “Acquisition Transaction” means (A) any direct or indirect divestiture or sale by the Company of thirty-five percent (35%) or more of the Voting Securities of or equity interest in the Company other than pursuant to a broadly distributed registered public offering of voting securities of or equity interest in the Company, (B) any direct or indirect divestiture or sale of assets representing thirty-five percent (35%) or more of the consolidated net assets of the Company, or (C) any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning thirty-five percent (35%) or more of any class of Voting Securities of the Company, or (D) any merger, consolidation, business combination, recapitalization or similar transaction involving the Company representing thirty-five percent (35%) or more of the Voting Securities of or equity interest in the Company.

Nothing in this Section 5.3 shall prohibit Purchaser or any of its Affiliates from acquiring Voting Securities of the Company or any of its Affiliates by or through (i) a diversified mutual or pension fund managed by an independent investment adviser or pension plan established for the benefit of the employees of Purchaser or its Affiliates, (ii) any employee benefit plan of Purchaser or any of its Affiliates or (iii) any stock portfolios not controlled by Purchaser or any of its Affiliates that invest in the Company or any of its Affiliates among other companies; provided that Purchaser or any of its Affiliates does not, directly or indirectly, request the trustee or administrator or investment adviser of such fund, plan or portfolio to acquire such Voting Securities and provided that no such fund, plan or portfolio acquires more than five percent (5%) of any class of Voting Securities of the Company or any of its Affiliates.  Further, nothing herein shall prevent Purchaser or any of its Affiliates from acquiring securities of another pharmaceutical or biotechnology company or other Person that beneficially owns any securities of the Company or any of its Affiliates.

For purposes of this Agreement, the term “Voting Securities” shall mean Securities of the Company, including the Shares, with the power to vote with respect to the election of directors generally, including any Securities that are convertible or exchangeable for Voting Securities.

5.4          Specific Performance.

Each of the Purchaser and the Company acknowledges that the other party would not have an adequate remedy at law for damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

ARTICLE VI

CONDITIONS TO CLOSING

6.1          Conditions to Obligations of the Purchaser.  Purchaser’s obligation to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)           The representations and warranties made by the Company in Article III hereof shall be true and correct as of the date of the Closing with the same force and effect as if they had been made as of the date of the Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           The Company shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such as may be properly obtained subsequent to the Closing.  Any applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and any applicable foreign equivalent thereof shall have expired or been terminated, as applicable.

(c)           The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 6.1 have been satisfied.

(d)           The Purchaser shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, and (iv) good standing certificates (including tax good standing) with respect to the Company and its subsidiaries from their respective jurisdictions of incorporation and any other jurisdiction in which they are, or are required to be, qualified to do business, dated within a recent date of the Closing.

(e)           On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(f)            The Purchaser shall have received from Satterlee Stephens Burke & Burke LLP, legal counsel to the Company, an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT B.

(g)           All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(h)           There shall not have been any Change of Control with respect to the Company.

(i)            The Related Agreement shall have been executed and delivered and shall be in full force and effect.

6.2          Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)           The representations and warranties in Article IV made by the Purchaser acquiring Shares hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)           Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c)           The Purchaser shall have delivered to the Company a Compliance Certificate, executed by an authorized officer of the Purchaser, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 6.2 have been satisfied.

(d)           The Purchaser shall have obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such as may be properly obtained subsequent to the Closing.  Any applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and any applicable foreign equivalent thereof shall have expired or been terminated, as applicable.

(e)           On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(f)            The Related Agreement shall have been executed and delivered and shall be in full force and effect.

ARTICLE VII

MISCELLANEOUS

7.1          Expenses.

Each of the parties will be responsible for its own costs and expenses incurred in connection with this transaction (including but not limited to accountants’ fees, attorneys’ fees and other expenses).

7.2          No Third Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

7.3          Entire Agreement.

This Agreement and the Related Agreement, and the exhibits and schedules hereto and thereto, constitute the entire agreement among the parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of this Agreement.

7.4          Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, except that a party may assign this Agreement or any of its rights, interests , or obligations hereunder to a third party in connection with (i) a merger, consolidation or similar transaction with such third party, or (ii) the sale of all or substantially all of such party’s assets to such third party.  Notwithstanding any provision to the contrary herein, the Purchaser may assign any or all of its rights under this Agreement to an Affiliate prior to the Closing Date.

7.5          Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.6          Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Medarex, Inc.

707 State Road

Princeton, New Jersey  08540

Telephone:  609-430-2880

Facsimile:    609-430-2850

Attention:    President

with copies to:

Medarex, Inc.

707 State Road

Princeton, New Jersey  08540

Telephone:  609-430-2880

Facsimile:    609-430-4215

Attention:    Senior Vice President and General Counsel

Dwight A. Kinsey, Esq.

Satterlee Stephens Burke & Burke LLP

230 Park Avenue

New York, New York  10169

Telephone:  212-818-9200

Facsimile:    212-818-9606

If to the Purchaser, to:

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154
Attention:  Office of the Corporate Secretary
Telephone:    212-546-4000
Facsimile:     212-605-9682

with copies to:

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154
Attention:  Senior Vice President Corporate and Business Development
Telephone:    212-546-4000
Facsimile:     212-605-9682

Bristol-Myers Squibb Pharmaceutical Group
Route 206 and Province Line Road
Princeton, New Jersey 08543-4000
Attn:  Vice President and Senior Counsel – Pharmaceutical Group
Telephone:    609-252-4000
Facsimile:     609-252-4232

James H. Bluck
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Telephone:    212-837-6875
Facsimile:     212-299-6875

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by internationally recognized overnight courier, on the second Business Day following the date when sent and (iv) in the case of mailing, on the fifth Business Day following such mailing.

7.7          Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions.  Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 7.7 shall affect or limit any right to serve process in any other manner permitted by law.

7.8          Amendments and Waivers.

No amendment or waiver of any provision of this Agreement shall be valid unless the same shall have been approved by the Company and the Purchaser.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.9          Certain Definitions.

“Assets” means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than (a) Saturday or Sunday, or (b) any other day on which banks in the State of New Jersey, New York and/or the State of Delaware are permitted or required to be closed.

“Change of Control” means with respect to the Company:

(i)            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Specified Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for the purposes of this paragraph (i), the following acquisitions of securities of such company shall not constitute a Change of Control of such company:  (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this definition; or

(ii)           that individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) ceasing for any reason to constitute fifty percent (50%) or more of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Specified Person other than the Board of Directors of the Company;

(iii)          the consummation of any acquisition, merger or consolidation involving any third party (a “Business Combination Transaction”), unless immediately following such Business Combination Transaction, (A) the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination Transaction beneficially own, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination Transaction (including, without limitation, a corporation which as a result of such transaction owns the then outstanding securities of the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Specified Person (excluding any corporation resulting from such Business Combination Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination Transaction or the combined voting power of the then outstanding voting securities of such corporation and (C) fifty percent (50%) or more of the members of the board of directors of the corporation resulting from such Business Combination Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination Transaction; or

(iv)          the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company that does not result in the assets and obligations of the Company vesting in an Affiliate of the Company.

“Closing” has the meaning set forth in Section 1.2 of this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Financial Statements” has the meaning set forth in Section 3.11 of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any nation, state, province, county, city, town, village, district, or other jurisdiction of any nature; federal, state, provincial, local, municipal, foreign, or other government; governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Law” means as to any Person, any constitution, law, statute, treaty, rule, ordinance, Permit, certificate, directive, requirement, regulation or Order, in effect as of the date hereof, of any Governmental Entity.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Lien” means any security interest, pledge, lien, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, commitment or other similar arrangement or interest in real or personal property, whether oral or written.

“Material Adverse Effect” and “Material Adverse Change” mean, with respect to the Company, a material adverse effect, or an event or change that would have such an effect, on the business, operations, Assets, condition (financial or otherwise), operating results, Liabilities or prospects of the Company and its subsidiaries, if any, taken as a whole, or on the ability of the Company to consummate any of the transactions contemplated hereby.

“Orders” means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

“Organizational Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a firm, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Related Agreement” means the Collaboration and Co-Promotion Agreement.

“Shares” has the meaning set forth in Section 1.1 of this Agreement.

7.10        Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.11        Claims Under Representations and Warranties.

The representations and warranties made herein shall in no way be affected by the Closing or any investigation of the subject matter thereof made by or on behalf of the Purchaser.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

7.12        Publicity.

The Company and the Purchaser shall not originate any publicity, news release or other public announcement, written or oral, whether relating to the performance under this Agreement or the existence of any arrangement between the parties, without the prior written consent of the other party, except where such publicity, news release or other public announcement is required by law; provided that in such event, the non-disclosing party shall be consulted by the disclosing party in connection with any such publicity, news release or other public announcement prior to its release and shall be provided with a copy thereof, it being understood that the disclosing party shall have the final decision with respect to any such publicity, news release or other public announcement that is required by law.  Notwithstanding the foregoing, consent is not required for the repeated disclosure of specific language that has previously been approved by the non-disclosing party.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

MEDAREX, INC.

By:
Name:	Donald L. Drakeman
Title:	President and Chief Executive Officer

BRISTOL-MYERS SQUIBB COMPANY

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF EXCEPTIONS

3.2          On July 13, 2004, the Company entered into an amendment to a Collaboration and License Agreement with Gilead Sciences, Inc. (the successor in interest to NeXstar Pharmaceuticals, Inc.).  Under the terms of the amendment, the Company agreed to pay Gilead a total of $8.5 million in eight equal installments of $1,062,500, payable at the Company’s election, in cash, registered shares of the Company’s common stock or a combination thereof.  The first of these payments was made on August 2, 2004, through the issuance of 185,622 shares of the Company’s common stock.  The second installment, consisting of a cash payment of $1,062,500, was made on October 1, 2004.  The six remaining payments will be made on a quarterly basis, commencing on January 4, 2005 and ending on April 3, 2006.

On August 5, 2004, the Company completed the acquisition of Ability Biomedical Corporation. Under the terms of the share purchase agreement, upon the achievement of certain development milestones with respect to the Company’s anti-IP-10 antibody program, but no later than September 4, 2007, the Company may be required to pay the former shareholders of Ability Biomedical Corporation an additional amount of approximately $3.68 million in cash, registered shares of the Company’s common stock or a combination thereof, subject to fluctuations in currency exchange rates.

EXHIBIT A-1

4.1          SEC Documents filed within the period five days prior to the date of this Agreement:

None

EXHIBIT B

[FORM OF OPINION OF SATTERLEE STEPHENS BURKE & BURKE LLP]

                      , 2004

Bristol-Myers Squibb Company

345 Park Avenue

New York, NY  10154

Re:          Medarex, Inc.

Ladies and Gentlemen:

We have acted as counsel for Medarex, Inc., a New Jersey Corporation (the “Company”), in connection with the issuance and sale to Bristol-Myers Squibb Company (“BMS”) of 2,879,223 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”), pursuant to that certain Securities Purchase Agreement dated as of November 7, 2004 between the Company and BMS (the “Purchase Agreement”).  We submit this opinion to you pursuant to Section 6.1(f) of the Purchase Agreement.

All capitalized terms which are not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

In rendering the opinions expressed below, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the respective certificates or articles of incorporation and bylaws of the Company and its subsidiaries (each as amended to the date hereof), (ii) minutes and records of the corporate proceedings of the Company and its subsidiaries, (iii) documents and certificates of public officials, (iv) certificates of officers and directors of the Company and its subsidiaries, and (v) such other instruments and documents as we have deemed necessary as a basis for expressing the opinions hereinafter set forth and as have been furnished to us by the Company or its affiliates.

As used herein, “subsidiaries” refers only to those of the Company’s subsidiaries that have been formed under the laws of the United States of America or any jurisdiction constituting a part thereof.

As to various questions of fact material to the opinions expressed below, we have relied, with your permission and to the extent we deem appropriate, upon representations made to us by officers and directors of the Company and its subsidiaries or their agents, and other documents, records and instruments furnished to us by the Company.

We have also examined such other corporate documents and records of, or that pertain to, the Company and its subsidiaries as we have deemed necessary in rendering the opinions hereinafter set forth and as have been furnished to us by the Company.  In making our examinations, we have assumed with your permission the genuineness of all signatures and the authenticity and accuracy of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter documents.

We are members of the Bars of the State of New York and the State of New Jersey and do not purport to be experts on, or generally familiar with, or qualified to express legal conclusions based on, laws other than the laws of the State of New York, the laws of the State of New Jersey, the General Corporation Law of the State of Delaware, and the federal laws of the United States.  Accordingly, the opinions expressed herein are specifically limited to the laws of the State of New York, the laws of the State of New Jersey, the General Corporation Law of the State of Delaware, and the federal laws of the United States.

Based upon the foregoing, it is our opinion that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the SEC Documents;

(ii)           The Company has an authorized capitalization as set forth in Section 3.2 of the Purchase Agreement, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are free of any preemptive or similar rights;

(iii)          The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(iv)          Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as now being conducted; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are held of record by the Company, free and clear of all liens, encumbrances, security interests, equities or claims;

(v)           All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Purchase Agreement, the performance of all obligations of the Company thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares issued and sold thereunder have been taken.  The Purchase Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms;

(vi)          The Shares, when issued, sold, paid for and delivered in accordance with the terms of the Purchase Agreement for the consideration expressed therein, will be duly and validly issued, fully paid and nonassessable, will not be subject to any preemptive rights, rights of the first refusal or other similar rights and will be free and clear of all liens, charges and encumbrances, adverse claims and options of any nature other than any such lien, charge, encumbrance or adverse claim arising by, through or under BMS; and

(vii)         The Company is not, and after giving effect to the offer and sale of the Shares will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

The opinions expressed herein are subject to the following qualifications:

(a)           We express no opinion to the extent that the enforceability of any provision of any agreement, right, interest or other instrument may be subject to, and affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting the rights and remedies of creditors generally; (ii) specific performance, injunctive relief and other general principles of equity and the discretion of the court before which any proceeding therefore may be brought; and (iii) federal and state securities laws as they relate to principles of public policy affecting enforcement of rights to indemnity or contribution; and

(b)           We express no opinion as to the enforceability of any provisions of any agreement, right, interest or other instrument relating to the waiver by the Company of rights, remedies, defenses or benefits bestowed by law.

We assume no obligation to advise BMS of any changes in the foregoing subsequent to the delivery of this opinion.  This opinion has been prepared solely for the use of BMS in connection with its purchase of the Shares under the Purchase Agreement, and should not be quoted in whole or in part (except in a list of closing documents) or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.  Other than BMS, no person or entity is entitled to rely on this opinion.

Very truly yours,